Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
HCSB Financial Corporation:

We consent to the use in this Registration Statement on Form S-2 of our report dated January 25, 2001, which appears on page F-2 of the annual report on Form 10-KSB of HCSB Financial Corporation for the year ended December 31, 2000, and the reference to our Firm under the caption "Experts" in the Prospectus.




                                      /s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.




Columbia, South Carolina
September 14, 2001